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                                                                   Exhibit 10.60

                                                                  No. __________

                      MASTER AGREEMENT TO LEASE EQUIPMENT



     THIS MASTER AGREEMENT TO LEASE EQUIPMENT (this "Agreement") is entered into as of February 19, 2001, by and between CISCO SYSTEMS CAPITAL CORPORATION ("Lessor"), having its principal place of business at 170 West Tasman Drive, Mailstop SJC2, 3rd Floor, San Jose, California 95134 and VERADO, INC., a Colorado corporation ("Lessee"), having its principal place of business at 8390 East Crescent Parkway, Suite 300, Greenwood Village, Colorado 80111.



                                 I.  THE LEASE

     1.1 Lease of Equipment. In accordance with the terms and conditions of this Agreement, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the personal property described in the lease schedule(s) (each, a "Schedule") to be entered into from time to time into which this Agreement is incorporated (each Schedule, together with this Agreement, a "Lease"), together with all substitutions, replacements, repairs, parts and attachments, improvements and accessions thereto (the "Equipment"). Capitalized terms not otherwise defined in this Agreement have the meanings specified in the applicable Schedule. Each Lease shall constitute a separate, distinct, and independent lease and contractual obligation of Lessee. Except as expressly set forth in any Lease, Lessor shall at all times retain the full legal title to the Equipment, it being expressly agreed by both parties that each Lease is an agreement of lease only.

     1.2 Equipment Procurement. Lessee has ordered or shall order the Equipment pursuant to one or more purchase orders or purchase contracts (together, "Purchase Order") to or with Cisco Systems, Inc., or a Cisco-approved reseller (together, "Vendor"), which Purchase Order shall be promptly delivered to Lessor. Subject to Lessor's acceptance of such Equipment, as evidenced by its preparation and delivery to Lessee for signature of a Schedule relating to such Equipment, Lessee shall be deemed to have assigned to Lessor all Lessee's right, title and interest in and to the Equipment and the Purchase Order; provided that Lessor shall have no obligations under the Purchase Order. Lessee shall execute and return to Lessor (a) each Schedule within ten days of Lessee's receipt of same, and (b) each Certificate of Acceptance within ten days of receipt and acceptance of the applicable Equipment. If for whatever reason the lease transaction in respect of the Equipment is not consummated, (i) Lessee shall remain solely liable to pay Vendor in accordance with the Purchase Order, and (ii) upon receipt of satisfactory evidence of such payment by Lessee, Lessor shall assign to Lessee, without warranty, its right, title and interest in and to the Equipment and the Purchase Order.

     1.3 Term of Lease. The Original Term of each Lease shall begin on the Commencement Date as specified in the applicable Schedule and, subject to Sections 3.5 and 4.2, shall terminate on the date specified in the applicable Schedule. If so provided in the applicable Schedule, the Original Term for any Lease may be succeeded by one or more Extended Terms. Subject to Sections 3.5 and 4.2 and any express provisions of the Schedule, no Lease may be

                                       1.
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terminated by Lessor or Lessee, for any reason whatsoever, prior to the end of the Original Term or any pending Extended Term.

     1.4 Rental Payments. Lessee shall pay Lessor Rent for the Equipment in the amounts and at the times specified in the applicable Schedule. All Rent and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at the address specified above, or at such other place as Lessor may designate in writing to Lessee from time to time.

     1.5 Return of Equipment. Upon expiration of the Lease Term, Lessee shall, within 15 business days, return the Equipment to Lessor in the condition and at the place provided in Section 3.3.

       II.  DISCLAIMERS AND WARRANTIES; INTELLECTUAL PROPERTY

     2.1 Disclaimers; Warranties. Lessee represents and acknowledges that the Equipment is of a size, design, capacity and manufacture selected by it, and that it is satisfied that the Equipment is suitable for its purposes.  LESSEE
                                                                       ------
LEASES THE EQUIPMENT AS IS, AND, NOT BEING THE MANUFACTURER OF THE EQUIPMENT,
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THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, LESSOR MAKES NO WARRANTY OR
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REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY
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PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT.  LESSOR SHALL NOT BE
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RESPONSIBLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE INSTALLATION, OPERATION OR
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OTHER USE, OR DEINSTALLATION OF THE EQUIPMENT, INCLUDING ANY DIRECT, INDIRECT,
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INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS. Lessee shall look solely to the
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manufacturer or the supplier of the Equipment for correction of any problems that may arise with respect thereto, and all transferable manufacturer and supplier warranty rights are, to the extent such rights have been transferred to Lessor, hereby assigned without representation or warranty by Lessor to Lessee for the Lease Term, which warranties Lessee is authorized to enforce if and when there exists no Event of Default. Any such enforcement shall be at Lessee's sole cost and expense.

     2.2  Intellectual Property.  Lessee acknowledges that neither this
Agreement nor any Lease conveys any explicit or implicit license for the use of software or other intellectual property of Cisco Systems, Inc. or its affiliates relating to the Equipment and that such license rights, to the extent they exist, are contained in separate documentation entered into between Lessee and Cisco Systems, Inc. or other persons. LESSOR MAKES NO WARRANTIES OR
                                       -----------------------------
REPRESENTATIONS WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS,
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INCLUDING ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH
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RESPECT TO THE EQUIPMENT, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE.  Lessor
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shall, when reasonably requested in writing by Lessee, provided there exists no
Event of Default and an indemnity satisfactory to Lessor is delivered by Lessee, and at Lessee's cost and expense, enforce rights of indemnification, if any, for patent, copyright or other intellectual property infringement obtained from the manufacturer under any agreement for purchase of the Equipment. If notified promptly in writing of any action brought against Lessee based on a claim that the Equipment infringes a United States patent, copyright or other intellectual property right, Lessor shall promptly notify the manufacturer thereof for purposes of exercising, for the benefit of Lessee, Lessor's rights with respect to such claim under any such agreement.

                                       2.
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                           III.  LESSEE OBLIGATIONS

     3.1 Net Lease; Payments Unconditional. EACH LEASE IS A NET LEASE, AND ALL COSTS, EXPENSES AND LIABILITIES RELATING TO THE EQUIPMENT, INCLUDING IN RESPECT OF TAXES, INSURANCE AND MAINTENANCE, SHALL BE BORNE SOLELY BY LESSEE. LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER.

     3.2 Use of Equipment. Lessee shall use the Equipment solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof, and in material compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6.

     3.3 Delivery; Installation; Return; Maintenance and Repair; Inspection. Lessee shall be solely responsible, at its own expense, for (a) the delivery of the Equipment to Lessee, (b) the packing, rigging and delivery of the Equipment back to Lessor, upon expiration or termination of the Lease Term, in good repair, condition and working order, ordinary wear and tear excepted, at the location(s) within the continental United States specified by Lessor, and (c) the installation, de-installation, maintenance and repair of the Equipment. During the Lease Term, Lessee shall ensure that the Equipment is covered by a maintenance agreement, to the extent available, with the manufacturer of the Equipment or other party reasonably acceptable to Lessor. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and at the expiration or termination of the Lease Term with respect to any of the Equipment, have such Equipment inspected and certified acceptable for maintenance service by the manufacturer. If any of the Equipment, upon its return to Lessor, is not in good repair, condition and working order, ordinary wear and tear excepted, and so inspected and certified, Lessee shall be obligated to pay Lessor for the out-of-pocket expenses Lessor incurs in bringing such Equipment up to such status, but not in excess of the Casualty Value for such Equipment, promptly after its receipt of an invoice for such expenses. Lessor shall be entitled to inspect the Equipment at reasonable times.

     3.4 Taxes. Lessee shall pay, and hereby indemnifies Lessor on a net, after-tax basis, against, and shall hold it harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges, other than those measured by Lessor's net income, now and hereafter imposed by any governmental body or agency upon or with respect to any of the Equipment, or the possession, ownership, use or operation thereof, or any Lease, or the consummation of the transactions contemplated by any Lease. Notwithstanding the foregoing, to the extent required of it by applicable law and in reliance upon Lessee's disclosure of the location of such Equipment, Lessor shall file personal property tax returns, and shall pay personal property taxes payable with respect to the Equipment. Lessee shall pay to Lessor the amount of all such personal property taxes within 15 days of its receipt of an invoice for such taxes. For any Lease that is specified as an FMV Lease in the applicable Schedule, Lessee acknowledges that it is the intent of Lessor, and a material inducement to Lessor to enter into such Lease, to obtain all state and

                                       3.
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Federal income tax benefits of ownership with respect to the Equipment under such Lease, including entitlement to annual accelerated cost recovery deductions.

     3.5 Loss of Equipment. Lessee assumes the risk that, and shall promptly notify Lessor in writing if, any item of Equipment becomes lost, stolen, damaged, destroyed or otherwise unfit or unavailable for use from any cause whatsoever (an "Event of Loss") after it has been delivered to a common carrier for shipment to Lessee. Unless the item is damaged and is reparable within a reasonable period of time in the judgment of Lessor (in which event Lessee shall promptly cause such item to be repaired and restored to the condition and value it had prior to such Event of Loss, at its own cost and expense), Lessee shall pay to Lessor on the Rent payment date following Lessor's receipt of such notice (or, if none, 30 days after such Event of Loss), an amount equal to the Rent payment or payments due and payable with respect to such Equipment on or prior to such date, plus a sum equal to the Casualty Value of such Equipment as of such date. Upon making such payment, the Rent for such Equipment shall cease to accrue, the term of the Lease as to such Equipment shall terminate and (except in the case of loss, unrecovered theft or complete destruction) Lessor shall be entitled to recover possession of such Equipment in accordance with the provisions of Section 3.3 above. If Lessor has received the foregoing amount, Lessee shall be entitled to the proceeds of any recovery in respect of such Equipment from insurance or otherwise, provided that if the Equipment is subject to an FMV Lease, Lessee shall be entitled to receive such proceeds only up to the Casualty Value therefor, any excess amount to be paid to Lessor.

     3.6 Insurance. Lessee shall obtain and maintain for the Lease Term at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment as a result of fire, explosion, theft, vandalism and such other risks of loss as are normally maintained on equipment of the type leased hereunder by companies carrying on the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Each insurance policy shall name Lessee as insured and Lessor and its assignees as additional insureds and loss payees thereof as their interest may appear, and shall provide that it may not be cancelled or altered without at least 30 days' prior written notice thereof being given to Lessor (or 10 days', in the event of non-payment of premium).

     3.7 Indemnity. Except with respect to a breach of this Agreement by Lessor, the negligence, gross negligence or willful misconduct of Lessor, Lessee hereby indemnifies, protects, defends and holds harmless Lessor from and against any and all claims, liabilities (including negligence, tort and strict liability), demands, actions, suits, and proceedings, losses, costs, expenses and damages, including reasonable attorneys' fees and costs (collectively, "Claims"), arising out of, connected with, or resulting from any Lease or any of the Equipment, or any ancillary or related software or other intangibles, whether arising before, during or after the Lease Term (but not Claims relating to events occurring after Lessee has returned the Equipment to Lessor in accordance with Section 3.3), including Claims relating to the manufacture, selection, purchase, delivery, possession, condition, use, operation, return or other disposition of the Equipment. Each of the parties shall give the other prompt written notice of any Claim of which it becomes aware.

     3.8 Prohibitions Related to Lease and Equipment. Without the prior written consent of Lessor, which consent as it pertains to clauses (b) and (d) below shall not be unreasonably withheld, Lessee shall not: (a) assign, transfer, or otherwise dispose of any Equipment, the Lease or any rights or obligations thereunder; (b) sublease any of the Equipment or permit the Equipment to be controlled by any other person; (c) create or incur, or permit to exist, any security interest, lien or

                                       4.
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encumbrance with respect to any of the Equipment; (d) cause or permit any of the
Equipment to be moved from the location specified in the applicable Schedule; or
(e) cause or permit any of the Equipment to be moved outside the United States. However, Lessee may assign the Equipment, Lease or Agreement to a wholly owned subsidiary, or a majority owned subsidiary of Verado Holdings, Inc. (where
Verado Holdings, Inc. owns greater than fifty percent of the outstanding shares or securities entitled to vote for election of directors or similar managing authority) provided that, prior to such action, Lessor receives from Lessee (i) a financial guaranty by Verado Holdings, Inc., of the subsidiary performance which is satisfactory to Lessor, and (ii) a statement of the permanent Equipment location. Such assignment shall not materially change the duties or obligations of the Lessee hereunder.

     3.9 Identification. Lessee shall place and maintain permanent markings provided by Lessor on the Equipment evidencing ownership, security and other interests therein, as specified from time to time by Lessor.

     3.10 Alterations and Modifications. Lessee shall not make any additions, attachments, alterations or improvements to the Equipment without the prior written consent of Lessor, not to be unreasonably withheld. Any addition, attachment, alteration or improvement to any item of Equipment shall belong to and become the property of Lessor unless, at the request of Lessor, (or in the discretion of Lessee, unless such additions, attachments, alterations or improvements have been provided by Lessor or Cisco Systems, Inc., and if not, only if the value of the Equipment is not diminished) it is removed prior to the return of such item of Equipment by Lessee. Lessee shall be responsible for all costs relating to such removal and shall restore such item of Equipment to the condition and value otherwise required hereunder.

     3.11 Personal Property. Lessee acknowledges and represents that the Equipment shall be and remain personal property, notwithstanding the manner by which it may be attached or affixed to realty, and Lessee shall do all acts and enter into all agreements necessary to ensure that the Equipment remains personal property. If requested by Lessor with respect to any item of Equipment, Lessee shall use commercially reasonable efforts to obtain and deliver to Lessor equipment access agreements, satisfactory to Lessor, from all persons claiming any interest in the real property on which such item of Equipment is installed or located.

     3.12 Financial Statements. Lessee shall promptly furnish to Lessor such publicly filed financial or other statements regarding the condition and operations of Lessee and any guarantor of any Lease, and information regarding the Equipment, as Lessor may from time to time reasonably request.

     3.13 Lessee Representations. Lessee hereby represents that, with respect to this Agreement, and each Schedule, certificate evidencing acceptance of equipment, assignment of purchase order, insurance letter, proposal letter, UCC financing statement, or other document now or hereafter executed by Lessee in connection with any Lease (collectively, "Lease Documents"): (a) the execution, delivery and performance thereof by Lessee or its attorney-in-fact have been duly authorized by all necessary corporate, partnership or company action; (b) the person executing such documents is duly authorized to do so; and (c) such documents constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their terms.

                                       5.
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                           IV.  DEFAULT AND REMEDIES

     4.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder and under each Lease: (a) Lessee fails to pay any Rent or other amount due under any Lease within five days after it becomes due and payable; (b) any representation or warranty of Lessee made in any Lease Document proves to have been false or misleading in any material respect as of the date when it was made; (c) Lessee fails to maintain insurance as required herein or breaches any of clauses (a), (b) or (e) of Section 3.8;
(d) Lessee fails to perform any other covenant, condition or agreement made by it under any Lease, and such failure continues for 20 days; (e) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted by or against Lessee, any guarantor of any Lease or any partner of a partnership Lessee or guarantor, or all or any part of such person's property, under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, and, if such proceeding is brought against such person, it consents thereto or fails to cause the same to be discharged within 45 days after it is filed; (f) Lessee materially defaults under any agreement with respect to the purchase or installation of any of the Equipment; or (g) Lessee or any guarantor of any Lease, or any of their respective subsidiaries, defaults under any other instrument or agreement with Lessor or Cisco Systems, Inc.

     4.2 Remedies. If an Event of Default exists, and remains uncured for 25 days, Lessor may exercise any one or more of the following remedies, in addition to those arising under applicable law: (a) proceed, by appropriate court action, to enforce performance by Lessee of the applicable covenants of any or all of the Leases; (b) terminate any or all Leases by notice to Lessee and take possession of any or all of the Equipment and, for such purpose, enter upon any premises where the Equipment is located with or without notice or process of law and free from all claims by Lessee or any other person, or require Lessee to assemble the Equipment and deliver it to Lessor in accordance with Section 3.3;
(c) recover any and all direct, and incidental damages, including all accrued (up to the point of default) and unpaid Rent and other amounts owing under any Lease, and (i) for any Lease that is an FMV Lease, the Equipment for which has not been returned to Lessor in the condition required hereunder, an amount equal to the Casualty Value thereof; or (ii) for any Lease that is an FMV Lease, the Equipment for which has been so returned to Lessor, such amounts as are provided for the lessee breach of a personal property lease under the Uniform Commercial Code of the jurisdiction specified in Section 5.11 (the "Code"), using the Discount Rate to calculate present values for such purpose; or (iii) for any Lease that is not an FMV Lease, an amount equal to the present value, discounted at the Discount Rate, of the sum of all Rent and other payments remaining to be paid under such Lease through the Lease Term plus the applicable purchase option amount specified in Paragraph 7 of the Schedule; and (d) sell or re-lease any or all of the Equipment, through public or private sale or lease transactions, and apply the proceeds thereof to Lessee's obligations under such Leases or otherwise seek recovery in accordance with applicable provisions of the Code. Lessee shall remain liable for any resulting deficiency and Lessor may retain any surplus it may realize in connection with an FMV Lease. The "Discount Rate" shall be the rate for U.S. Treasury obligations having a constant maturity of three months, as specified in the Federal Reserve Statistical Release H.15 (or replacement publication) issued most recently prior to the date of termination of the Lease. Lessee shall pay all costs and expenses (including reasonable attorneys' fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and selling or leasing such Equipment and enforcing any obligations of Lessee pursuant to any Lease.

                                       6.
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                               V.  MISCELLANEOUS

     5.1 Performance of Lessee's Obligations. Upon Lessee's failure to pay any amount or perform any obligation under any Lease when due, subject (where applicable), to the cure period stated in Section 4.1 herein , Lessor shall have-the right, but shall not be obligated, to pay such sum or perform such obligation, whereupon such sum or cost of such performance shall immediately become due and payable thereunder, with interest thereon at the Default Rate from the date such payment or performance was made.

     5.2 Right to Use. So long as no Event of Default exists, neither Lessor nor its assignee shall interfere with Lessee's right to use the Equipment under any Lease.

     5.3 Assignment by Lessor. Lessor may assign or transfer any or all of Lessor's interest in this Agreement, any Lease, any Equipment or Rents, without notice to Lessee. Any assignee of Lessor shall have all of the rights, but none of the obligations (unless otherwise provided in the applicable assignment), of a "Lessor" under this Agreement and the applicable Lease, and Lessee agrees that it will not assert against any assignee any defense, counterclaim or offset that Lessee may have against Lessor or any preceding assignee, and that upon notice of such assignment or transfer, it will pay all Rent and other sums due under this Agreement and the applicable Lease to such assignee or transferee. Lessor and Lessee acknowledge that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Agreement or any Lease, nor materially increase the burdens or risks imposed on Lessee nor materially change Lessor's duty or obligation under this Agreement or any Lease.

     5.4 Further Assurances. Upon the request of Lessor from time to time, Lessee shall execute and deliver such further documents and do such further acts as Lessor may reasonably request in order fully to effect the purposes of this Agreement or any Lease. Lessee hereby appoints Lessor its attorney in fact, coupled with an interest, authorized, without any obligation to do so, (a) to sign on Lessee's behalf and file, record and register financing statements, and amendments and continuations thereof, and any other documents relating to liens, security interests or property rights of Lessor, Lessee or any third person with respect to any Equipment and ancillary property, in accordance with any Uniform Commercial Code or other code or statute, and (b) to enforce, in its own name or in the name of Lessee, claims relating to any Equipment against insurers, manufacturers or other persons, and to make, adjust, settle, compromise and receive payments as to such claims.

     5.5 Rights and Remedies. Each right and remedy granted to Lessor under any Lease shall be cumulative and in addition to any other right or remedy existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Lessor from time to time concurrently or independently and as often and in such order as Lessor may elect. Any failure or delay on the part of Lessor in exercising any such right or remedy shall not operate as a waiver thereof.

     5.6 Notices. Any notice, request, demand, consent, approval or other communication provided for or permitted in relation to any Lease shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at its address, or received by the party at such facsimile number, as is set forth in such Lease (or at such other addresses or fax numbers such party shall specify to the other party in writing), or if sent by

                                       7.
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registered or certified mail, return receipt requested, on the fifth day after the day on which it is mailed, postage prepaid, addressed to such party.

     5.7 Section Headings; Interpretation. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of any Lease Document. In interpreting the provisions of any Lease Document, (a) the term "including" is not limiting; (b) references to "person" include individuals, corporations and other legal persons and entities;
(c) the singular of defined terms includes the plural and vice-versa; and (d) section and paragraph references are to the document in which such reference appears, unless the context otherwise requires.

     5.8 Entire Lease. This Agreement, together with the other Lease Documents, constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment. No waiver or amendment of, or any consent with respect to, any provision of any Lease Document shall bind either party unless set forth in a writing, specifying such waiver, consent, or amendment, signed by both parties. WITH THE EXCEPTION OF A COMMON LAW CLAIM OF BREACH OF CONTRACT, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOT OTHERWISE

SPECIFICALLY GRANTED TO LESSEE IN ANY LEASE DOCUMENT, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES CONFERRED UPON A LESSEE UNDER THE CODE OR ANY OTHER APPLICABLE LAW OR STATUTE, WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS AGREEMENT OR ANY LEASE. Each FMV Lease is intended by the parties as a "finance lease" under the Code.

     5.9 Severability. Should any provision of any Lease Document be or become invalid, illegal, or unenforceable under applicable law, the other provisions of such Lease Document shall not be affected and shall remain in full force and effect.

     5.10 Attorneys' Fees; Default Interest; Maximum Rates. . Lessee shall reimburse Lessor for all charges, costs, expenses and attorney's fees incurred by Lessor (a) in defending or protecting its interests in the Equipment, and (b) in the enforcement of this Agreement or any Lease. The prevailing party in any lawsuit or other legal proceeding between Lessor and Lessee, to which this Agreement or any Lease gives rise, may recover all charges, costs, expenses and attorney's fees incurred in connection therewith. Any nonpayment of Rent or other amount payable under any Lease shall result in Lessee's obligation to promptly pay Lessor on such overdue payment, for the period of time during which it is overdue (including during any grace period), interest at a rate ("Default Rate") equal to fourteen percent (14%) per annum. To the extent that any payment of interest (including any amount deemed imputed interest for purposes of applicable law) under any Lease Document would otherwise exceed provisions of any law limiting the highest rate of interest that may be lawfully contracted for, charged or received by Lessor, such payment amount shall be deemed reduced to such amount as is equal to or consistent with the highest rate permitted by applicable law.

     5.11 Governing Law and Jurisdiction. THIS AGREEMENT AND THE OTHER LEASE DOCUMENTS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM ANY LEASE DOCUMENT. LESSOR AND LESSEE CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF THE

                                       8.

STATE COURTS OF CALIFORNIA, AND THE FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA, FOR THE RESOLUTION OF ANY DISPUTES UNDER ANY LEASE DOCUMENT.

     5.12 Survival. All obligations of Lessee to make payments to Lessor under any Lease or to indemnify Lessor, including pursuant to Section 3.4 or 3.7 above, with respect to a Lease, and all rights of Lessor hereunder with respect to a Lease, shall survive the termination of such Lease and the return of the Equipment.

     5.13 Security. To secure the payment and performance by Lessee of all obligations under each Lease, Lessee hereby grants Lessor a security interest in Lessee's right, title and interest, now existing and hereafter arising, in and to, (a) all Equipment subject to such Lease, (b) all insurance, warranty, rental and other claims and rights to payment and chattel paper arising out of such Equipment, and (c) all books, records and proceeds relating to the foregoing.

     5.14 Counterparts; Chattel Paper. Each Lease Document may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. The original of each Schedule shall constitute chattel paper for purposes of the Code. If there exist multiple originals of a Schedule, the one marked "Lessor's Copy" or words of similar import, shall be the only chattel paper.

     5.15 Appendix. Any lease Appendix executed by Lessor and Lessee making reference to this Agreement is a part of and incorporated into this Agreement by this reference.

LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. EACH PERSON SIGNING BELOW ON BEHALF OF LESSEE AND LESSOR REPRESENTS THAT HE OR SHE IS AUTHORIZED TO EXECUTE AND DELIVER THIS AGREEMENT ON BEHALF OF THEIR RESPECTIVE PARTY.


LESSOR:                                LESSEE:

CISCO SYSTEMS CAPITAL                  VERADO, INC.
CORPORATION

By: /s/ Michael Gonzalez               By: /s/ Steven D. Butler
    -------------------------------    -----------------------------------------
        (Authorized Signature)                  (Authorized Signature)


/s/ Michael Gonzalez,
    Accounting Manager                 Steven D. Butler, Chief Financial Officer
-----------------------------------    -----------------------------------------
            (Name/Title)                            (Name/Title)





                                       9.
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[CISCO SYSTEMS CAPITAL LOGO]

Friday, June 15, 2001

Steven D. Butler
Verado, Inc.
8390 East Crescent Parkway
Greenwood Village, CO 80111

Dear Steve:

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc. ("Cisco Systems"), specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:


LESSOR:              Cisco Systems Capital Corporation.

LESSEE:              Verado, Inc.


GUARANTOR:           Verado Holdings, Inc.

EQUIPMENT:           Cisco Systems products, or other products satisfactory to
                     CSC, as presented in a quotation from the Cisco Systems
                     Sales Team or a Cisco Value Added Reseller, in form satisfactory to CSC.

EQUIPMENT COST:      In the aggregate, up to $20,400,000.00, including Soft
                     Costs.

SHIP TO: Locations within the U.S. as advised, and those locations outside the U.S. as may be approved by CSC.

PARTIAL SHIPMENTS:   Please indicate at the bottom of this letter whether Lessee will accept scheduling of partial purchase order shipments.
                     (If not, please note that Cisco Systems will retain shipments until complete.)

LEASE TERM:          24 months.

RENTAL FACTOR:       The rental amount, expressed as a percentage of total
                     equipment cost (including Soft Costs, "Equipment Cost"), is
                     3.542% per month, payable on the 1st day of each, based on a Lease Rate Factor of .03542. These numbers are premised on the assumptions described below at "Soft Costs" and "Adjustment of Rental Factor."

                                                                    Confidential
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Lease Proposal
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PERIODIC RENT
PAYMENT: In accordance with the pricing and configuration referenced above, the rent payment for each Rental Period ("Rent") on the lease would be the total Equipment Cost multiplied by the Lease Rate Factor.

                     Maintenance: Maintenance Factor of .08807 for twelve months of maintenance. For Maintenance equal to the term of the lease see Maintenance Section below.*

                     Cisco Soft Cost and Software License Factor: .04671

                     Notwithstanding the foregoing, CSC is not responsible for maintenance, software or ancillary services relating to the equipment, nor for ensuring that any necessary maintenance or services agreements or software licenses with Cisco Systems or any other third party are in effect at any time.

MAINTENANCE:         *When Cisco's Maintenance is purchased for a term equal to the term of the lease at the time the equipment is purchased, it may be included into the lease at 0% financing over the term of the lease. Take the cost of the maintenance and divide it by the term of the lease to calculate the monthly payment.

ADVANCE PAYMENTS/
INTERIM RENT:        None, but deemed acceptance of the equipment will take
                     place 30 days after shipment of the final piece of equipment per schedule. There is no interim rent, ans commencement of rental payments will occur on the 1st of the month on or after acceptance or deemed acceptance.

NET LEASE:           This is a net lease transaction under which all costs and
                     liabilities, including without limitation, for insurance, maintenance and taxes, are paid by Lessee for the term of the lease. Transferable manufacturer's guarantees or warranties will be passed on to Lessee, assuming due performance of Lessee obligations.

ADJUSTMENT OF
RENTAL FACTOR:       The rental amount quoted in this Proposal will be adjusted prior to the date of preparation of any Equipment Lease
                     Schedule to reflect changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the Three Year Treasury Note interest rate, as specified in Federal Reserve statistical release H.15 from the week preceding the date of this Proposal to the week preceding the date of preparation of the Schedule. Changes to the benchmark rate of less than one quarter of one percent
                     (.25%) will not affect the Lease Rate Factor quoted herein.
                     The Three Year Treasury Note H.15 statistic is updated weekly by the U.S. Federal Reserve for the preceding week's average yield. The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/h15/.

                                                                    Confidential
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Lease Proposal
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EQUIPMENT
PROCUREMENT:         Purchase orders for equipment shall be placed by Lessee
                     with Cisco Systems, Inc., or a Cisco Value Added Reseller, with all rights assigned to Lessor upon Lessor's election to fund. All such purchase orders shall be subject to the standard Terms and Conditions of Sale of Cisco Systems,
                     Inc. or such Cisco Value Added Reseller, including the "net
                     30" payment terms commencing from date of shipment. No funding shall occur prior to execution by the parties of CSC's standard Master Agreement to Lease Equipment ("Master
                     Lease Agreement"). If, for any reason, Lessor does not fund any equipment or lease, or any contemplated lease is otherwise not consummated, Lessee shall be solely responsible for payment in full of the purchase price
                     (together with ancillary costs and expenses) associated with any outstanding orders.

INVOICING:           Monthly.

END OF LEASE
OPTIONS: At the end of the Original Term of the Lease, Lessee may select one of the following options: (1) purchase the equipment for the then Fair Market Value (to be defined in the Lease documentation), or (2) subject to the consent of Lessor, renew the lease of the equipment on a month-to-month basis for the daily equivalent of the original Rent, payable monthly in advance, or (3) return the Equipment to the Lessor.

UTILIZATION PERIOD:  All purchase orders for equipment under this Proposal shall be submitted no later than September 30, 2001.

DOCUMENTATION FEE:   None.

OTHER FEES:          None.

EXPIRATION DATE:     This Proposal shall terminate 30 days from today's date.

CONDITIONS OF
APPROVAL:            CSC requires an Insurance Bond or Letter of Credit equal to
                     20% of the Amount Financed for the term of the lease. The
                     Insurance Bond or Letter of Credit must be in a form satisfactory to CSC in its sole discretion. The provider of the Insurance Bond or Letter of Credit must be approved by CSC.

CREDIT APPROVAL:     This Proposal includes only a brief description of the
                     substantive terms and conditions of the contemplated lease transactions and is not intended as a formal commitment of credit by CSC or Cisco Systems. Any funding by CSC for the purchase of equipment is subject to the ongoing credit approval of CSC (including the absence of any material adverse change, in the

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Lease Proposal
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                     judgment of CSC, in the business or financial condition or prospects of Lessee) and to satisfactory documentation including as described below. Provided Verado's credit is satisfactory pursuant to the terms of this Proposal, and the required 20% insurance bond of Letter of Credit is in place, for each order placed by Verado, funding by CSC (as reviewed, and where approved by CSC, on an order by order basis) will be provided. You agree to provide two years' audited financial statements, bank references, a completed credit application and any other required credit information along with the signed copy of this Proposal. You hereby authorize CSC and/or its agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Lease Agreement, any Schedule, certificate of acceptance, lease assignment of purchase order, UCC financing statements, legal opinion and other documents and agreements reasonably required by CSC.

This Proposal is confidential and may not be disclosed to any person or entity without our consent. Lessee agrees that it shall not, without CSC's prior written consent, disclose the existence or terms of any financing facility with CSC or use the name or logo of CSC or Cisco Systems in any press release, advertisement or other public pronouncement, nor represent to any person that the relationship between Lessee and CSC or Cisco Systems is other than that of seller and lessor of equipment and/or lender. Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 949-788-5145.

Sincerely,                               ACKNOWLEDGED AND AGREED:
Kathy Murphy
US Service Provider Leasing              Verado Holdings, Inc.
  Account Manager
CISCO SYSTEMS CAPITAL CORPORATION
4 Venture, Suite 100                     By: /s/ Stephen D. Butler
Irvine, CA  92618                           ----------------------------------
Fax: 520-962-5776                                (Authorized Signature)
Email: katmurph@cisco.com                Name:  Stephen D. Butler
       ------------------                     --------------------------------
                                         Title: Chief Financial Officer
                                               -------------------------------
                                         Dated: 7/23/01
                                               -------------------------------

                                         Lessee is / is not [circle one] willing
                                         to accept scheduling of partial
                                         purchase order shipments. [Note:
                                         Failure to circle either option shall
                                         be deemed an instruction not to
                                         schedule partial purchase order
                                         shipments.]


                                                                    Confidential